UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 1, 2015, the employment agreement of Wayne Heili, then-President and CEO of Ur-Energy Inc. (the “Company”), expired and Mr. Heili’s employment thereafter ended. Mr. Heili was also a member of the Board of Directors (the “Board”) at that time. On May 26, 2015, Mr. Heili formally resigned from the Board.

(e) On May 26, 2015, the Board approved an agreement with Mr. Heili, by which (i) the Company agreed to pay $275,000 in severance to Mr. Heili, (ii) the restricted share units held by Mr. Heili will be redeemed in accordance with the Company’s Restricted Share Unit Plan, as amended, and (iii) the vested options held by Mr. Heili will be treated in accordance with the Stock Option Plan and his unvested options will vest, to then be treated in accordance with the Stock Option Plan. No other severance payments are being made to Mr. Heili under his employment agreement or otherwise.

5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual and Special Meeting of Shareholders (the “Meeting”) on May 28, 2015. At the Meeting, six proposals were submitted to the shareholders for approval as set forth in the Company’s definitive proxy statement, filed April 29, 2015. As of April 20, 2015, the record date for the meeting, a total of 130,048,326 Common Shares were outstanding and entitled to vote. In total, 77,642,020 Common Shares were present in person or represented by proxy at the Meeting, which represented 59.7% of the Common Shares outstanding and entitled to vote as of the record date.

Proposal No. 1 – Election of Directors. The shareholders elected all of the directors presented to the shareholders. For the election of directors, there were a total of 41,562,998 broker non-votes.

Name	For	%	Withheld	%
Jeffrey T. Klenda	35,545,712	98.53	530,578	1.47
Paul Macdonell	25,674,502	71.17	10,401,778	28.83
W. William Boberg	25,679,084	71.18	10,397,196	28.82
James M. Franklin	25,742,402	71.36	10,333,878	28.64
Thomas Parker	25,720,087	71.29	10,356,193	28.71
Gary C. Huber	25,726,284	71.31	10,349,996	28.69

Proposal No. 2 – Reappointment of PricewaterhouseCoopers LLP as our independent auditors of the Company and authorization for the directors to fix the remuneration of the auditors.

For	Withheld
76,978,168	661,110

Proposal No. 3 – Advisory (non-binding) vote regarding the compensation of the Company’s named executive officers.

For	Against
24,743,679	11,333,602

Proposal No. 4 – Resolution to reconfirm the Company’s Successor Shareholder Rights Plan.

For	Against
24,982,491	11,093,790

Proposal No. 5 – Resolution to approve and confirm By-Law No. 2 (Advance Notice By-Law).

For	Against
15,256,667	20,819,613

Proposal No. 6 – Approval of amendments to the Company’s Amended Restricted Share Unit Plan.

For	Against
34,072,486	2,003,795

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UR-ENERGY INC.

By:	/s/ Penne A. Goplerud
	Name:	Penne A. Goplerud
	Title:	Corporate Secretary and
General Counsel

Date: June 1, 2015